UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

DCP MIDSTREAM, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 595-3331
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 27, 2017, in connection with the closing of the merger between Spectra Energy Corp and Enbridge Inc., Guy Buckley resigned as a member of the Board of Directors (the “Board”) of DCP Midstream GP, LLC (the “General Partner”), the general partner of the general partner of DCP Midstream, LP (the “Partnership”). Also effective as of the same date, DCP Midstream, LLC (“DCP Midstream”), the owner of the General Partner, appointed Vern Yu to the Board as a representative of Enbridge Inc. (“Enbridge”) to fill the vacancy created by the resignation of Mr. Buckley. Mr. Yu has not been appointed to any committee of the Board at this time.

Mr. Yu is Executive Vice President and Chief Development Officer of Enbridge where he leads the corporate planning and development function including strategic planning and investment review and oversees growth platforms including renewable energy and international and energy services. From July 2014 until assuming his current role in May 2016, Mr. Yu served as Senior Vice President, Corporate Planning, and Chief Development Officer and prior to that served as Senior Vice President of Business and Market Development for Enbridge’s Liquids Pipelines division where he was responsible for all business and market development activities for Enbridge’s crude oil infrastructure business. Since joining Enbridge in 1993, Mr. Yu has held a series of roles with increasing responsibility in the corporate and financial areas.

Mr. Yu will not receive compensation for serving on the Board other than through his employment with Enbridge. Mr. Yu does not have any direct or indirect material interest in any transaction, arrangement, or relationship with the General Partner or the Partnership or any director or executive officer of the General Partner or immediate family member thereof.

DCP Midstream owns 100% of the General Partner, which allows it to control the Partnership, and also owns approximately 38.1% of the Partnership. DCP Midstream is a joint venture equally owned by Phillips 66 and Enbridge. For relationships among the Partnership, the General Partner, and DCP Midstream and its affiliates, see Item 13 “Certain Relationships and Related Transactions, and Director Independence”, which is incorporated herein by reference from the Partnership’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 15, 2017.

Item 7.01 Regulation FD Disclosure.

On March 2, 2017, the Partnership issued a press release announcing the resignation of Mr. Buckley and the appointment of Mr. Yu as described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 hereto and the portions thereof relating to the forgoing are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01, including the press release furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	DCP MIDSTREAM, LP

By: DCP MIDSTREAM GP, LP
its general partner

By: DCP MIDSTREAM GP, LLC
its general partner

By: /s/ Michael S. Richards
Michael S. Richards
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 2, 2017.